EXHIBIT 23(a)

Consent of Independent Auditors

The Board of Directors

The St. Paul Companies, Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 33-23948, No. 33-24220, No. 33-24575, No. 33-26923, No. 33-49273, No. 33-56987, No. 333-01065, No. 333-22329, No. 333-25203, No. 333-28915, No. 333-48121, No. 333-50941, No. 333-50943, No. 333-67983, No. 333-63114, No. 333-63118, No. 333-65726, No. 333-65728, No. 333-107698 and No. 333-107699), Form S-3 (SEC File No. 333-92466, No. 333-92466-01, No. 333-98525 and No. 333-98525-01) and Form S-4 (SEC File No. 333-111072) of The St. Paul Companies, Inc. of our reports dated January 29, 2004, with respect to the consolidated balance sheets of The St. Paul Companies, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2003, and related schedules I through V, which reports appear in the December 31, 2003 annual report on Form 10-K of The St. Paul Companies, Inc.  Our reports refer to changes in the Company’s methods of accounting for derivative instruments and hedging activities, business combinations, goodwill and other intangible assets, and variable interest entities.

KPMG LLP
KPMG LLP

Minneapolis, Minnesota

March 2, 2004